                                                                    EXHIBIT 10.2


                                                                       EXHIBIT B

                          CERTIFICATE OF DESIGNATIONS,
                 POWERS, PREFERENCES AND RIGHTS OF THE SERIES A
                CUMULATIVE REDEEMABLE CONVERTIBLE PREFERRED STOCK

                                       OF

                              PACIFIC ETHANOL, INC.

                         PURSUANT TO SECTION 151 OF THE
                         ------------------------------
                        DELAWARE GENERAL CORPORATION LAW
                        --------------------------------


         Pacific Ethanol, Inc. (the "CORPORATION"), organized and existing under the laws of the State of Delaware, does, by its ____________________ and under its corporate seal, hereby certify that pursuant to the authority contained in Article Fourth of its Certificate of Incorporation and in accordance with the provisions of Section 151 of the Delaware General Corporation Law, its Board of Directors has adopted the following resolution creating the following classes and series of the Corporation's Preferred Stock and determining the voting powers, designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of such classes and series:

         RESOLVED, that, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation (the "CERTIFICATE OF INCORPORATION"), there is hereby created the following series of Preferred Stock:

         o 7,000,000 shares shall be designated Series A Cumulative Redeemable Convertible Preferred Stock, par value $0.001 per share (the "SERIES A PREFERRED STOCK").

         The designations, powers, preferences, and rights and the qualifications, limitations and restrictions of the Series A Preferred Stock in addition to those set forth in the Certificate of Incorporation shall be as follows:

                  Section 1. DESIGNATION AND AMOUNT. 7,000,000 shares of the unissued preferred stock of the Corporation shall be designated as Series A Cumulative Redeemable Convertible Preferred Stock, par value $.001 per share. The Series A Preferred Stock shall be issued in accordance with the Purchase Agreement at a purchase price of $16.00 per share (the "SERIES A ISSUE PRICE").

                  Section 2. RANK. The Series A Preferred Stock shall rank: (i) subject to the requirements of Section 7, junior to any other class or series of capital stock of the Corporation hereafter created specifically ranking as to dividend rights, redemption rights, liquidation preference and other rights senior to the Series A Preferred Stock (the "SENIOR SECURITIES"); (ii) senior to all of the Corporation's common stock, par value $0.001 per share (the "COMMON STOCK"); (iii) senior to any class or series of capital stock of the Corporation hereafter created not specifically ranking as to dividend rights, redemption rights, liquidation preference and other rights senior to or on parity with any Series A Preferred Stock of whatever subdivision (collectively, with the Common Stock, the "JUNIOR SECURITIES"); and (iv) subject to the requirements of Section 7, on a parity with any class or series of capital stock of the Corporation hereafter created specifically ranking as to dividend rights, redemption rights, liquidation preference and other rights on a parity with the Series A Preferred Stock (the "PARITY SECURITIES").

                  Section 3. DIVIDENDS. (a) So long as shares of Series A Preferred Stock remain outstanding, the holders of each share of the Series A Preferred Stock shall be entitled, from and after the date of issuance of such share, to receive, and shall be paid quarterly in arrears (beginning on the last day of the calendar quarter following the date of the initial issuance of Series A Preferred Stock) in cash out of funds legally available therefor, cumulative dividends, of an amount equal to 5.00% of the Series A Issue Price per share (as adjusted for any stock dividends, stock splits, combinations, recapitalizations involving equity securities of the Corporation, reclassifications or other similar events involving a change with respect to the Series A Preferred Stock) per annum with respect to each share of the Series A Preferred Stock; PROVIDED, HOWEVER, that such dividend may, at the option of the Corporation, be paid to the holders of Series A Preferred Stock in shares of the Series A Preferred Stock valued at the Series A Issue Price (as adjusted for any stock dividends, stock splits, combinations, recapitalizations involving equity securities of the Corporation, reclassifications or other similar events involving a change with respect to the Series A Preferred Stock). The holders of shares of Series A Preferred Stock shall be entitled to receive such dividends immediately after the payment of any dividends to Senior Securities required by the Corporation's Certificate of Incorporation, as amended or amended and restated and in effect, including for this purpose any certificate(s) of designation (the "CHARTER"), prior and in preference to any dividends paid to Junior Securities but in parity with any distribution to the holders of Parity Securities.

                           (b) In case the Corporation shall at any time or from
time to time declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its subsidiaries by way of a dividend, distribution or spin-off) on its Common Stock, other than (i) a distribution made in compliance with the provisions of Section 4 or (ii) a dividend or distribution made in Common Stock, the holders of the Series A Preferred Stock shall be entitled to receive from the Corporation with respect to each share of Series A Preferred Stock held, any dividend or distribution that would be received by a holder of the number of shares (including fractional shares) of Common Stock into which such Series A Preferred Stock is convertible on the record date for such dividend or distribution, with fractional shares of Common Stock deemed to be entitled to the corresponding fraction of any dividend or distribution that would be received by a whole share. Any such dividend or distribution shall be declared, ordered, paid and made at the same time such dividend or distribution is declared, ordered, paid and made on the Common Stock. No dividend or distribution shall be declared, ordered, paid or made on the Common Stock unless the dividend or distribution on the Series A Preferred Stock provided for by this paragraph shall be declared, ordered, paid or made at the same time.

                  Section 4. LIQUIDATION PREFERENCE.

                           (a) In the event of any liquidation, dissolution or
winding up of the Corporation, either voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, immediately after any distributions to Senior Securities required by the Charter, and prior and in preference to any distribution to Junior Securities but in parity with any distribution to the holders of Parity Securities, an amount per share equal to the sum of the Series A Issue Price (as adjusted for any stock splits, combinations, recapitalizations involving equity securities of the Corporation, reclassifications of other similar events involving a change with respect to the Series A Preferred Stock) and any accrued but unpaid dividends on the Series A Preferred Stock. If upon the occurrence of such event, and after the payment in full of the preferential amounts with respect to the Senior Securities, the assets and funds available to be distributed among the holders of the Series A Preferred Stock and the holders of any Parity Securities shall be insufficient to permit the payment to such holders of the full preferential amounts due to the holders of the Series A Preferred Stock and holders of the Parity Securities, respectively, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series A Preferred Stock and the Parity Securities, pro rata, based on the amount each such holder would receive if such full preferential amounts were paid unless otherwise provided in the Charter.

                           (b) Upon the completion of the distributions required
by Section 4(a), if assets remain in the Corporation, they shall be distributed to the holders of Junior Securities other than Common Stock with respect to any liquidation preference payable to such holders.

                           (c) Upon the completion of the distributions required
by Section 4(a) and Section 4(b), if assets remain in the Corporation, they shall be distributed pro rata, on an as-converted to Common Stock basis, to the holders of Common Stock and Series A Preferred Stock.

                           (d) A sale, lease, conveyance or disposition of all
or substantially all of the capital stock or assets of the Corporation or a merger, consolidation, share exchange, reorganization or other transaction or series of related transactions (whether involving the Corporation or a subsidiary thereof) in which the Corporation's stockholders immediately prior to such transaction do not retain a majority of the voting power in the surviving entity (a "TRANSACTION"), shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 4, unless (i) the holders of 66 2/3% of the then outstanding shares of the Series A Preferred Stock, vote affirmatively or consent in writing that such transaction shall not be treated as a liquidation, dissolution or winding up within the meaning of this Section 4 or (ii) such Transaction shall have resulted in the conversion of the Series A Preferred Stock in accordance with Section 5(b); PROVIDED, HOWEVER, that each holder of Series A Preferred Stock shall have the right to elect the conversion benefits of the provisions of Section 5(a) or other applicable conversion provisions in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section; and PROVIDED, FURTHER, that shares of the surviving entity held by holders of the capital stock of the Corporation acquired by means of other than the Transaction shall not be used in determining if the shareholders of the Corporation own a majority of the voting power of the surviving entity, but shall be used for determining the total outstanding voting power of such entity.

                           (e) Prior to the closing of a Transaction described
in Section 4(d) which would constitute a liquidation, dissolution or winding up within the meaning of this Section 4, the Corporation shall, at its sole option, either (i) make all distributions of cash or other property that it is required to make to the holders of Series A Preferred Stock pursuant to the first sentence of Section 4(a), (ii) set aside sufficient funds or other property from which the distributions required to be made to such holders can be made, or
(iii) establish an escrow or other similar arrangement with a third party pursuant to which the proceeds payable to the Corporation from the Transaction will be used to make the liquidating payments to such holders immediately after the consummation of the Transaction. In the event that the Corporation is unable to fully comply with any of the foregoing alternatives, the Corporation shall either: (x) cause such closing to be postponed until the Corporation complies with one of the foregoing alternatives, or (y) cancel such Transaction, in which event the rights of the holders of Series A Preferred Stock shall be the same as existing immediately prior to such proposed Transaction.

                  Section 5. CONVERSION OF SERIES A PREFERRED STOCK. The Corporation and the record holders of the Series A Preferred Stock shall have conversion rights as follows:

                           (a) RIGHT TO CONVERT. Each record holder of Series A
Preferred Stock shall be entitled to convert whole shares of Series A Preferred Stock for the Common Stock issuable upon conversion of the Series A Preferred Stock, at any time at the option of the holder thereof, subject to adjustment as provided in Section 5(d) hereof, as follows: Each share of Series A Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is obtained by (I) multiplying the number of shares of Series A Preferred Stock so to be converted by the Series A Issue Price and (II) dividing the result thereof by the Conversion Price. The Conversion Price shall initially be $8.00 per share of Series A Preferred Stock, subject to adjustment as provided in Section 5(d). Accrued but unpaid dividends will be paid in cash upon any such conversion.

                           (b) FORCED CONVERSION. (i) In the event of a
Transaction which will result in an Internal Rate of Return to holders of Series A Preferred Stock of 25.00% or more, each share of outstanding Series A Preferred Stock shall, concurrently with the closing of such Transaction, be converted into fully-paid and non-assessable shares of Common Stock. Any such conversion shall be made into the number of shares of Common Stock determined pursuant to Section 5(a) using the Conversion Price, as last adjusted. Accrued but unpaid dividends will be paid in cash on any such conversion.

                                    (ii) Notwithstanding anything to the
contrary herein, no shares of outstanding Series A Preferred Stock shall be converted into Common Stock pursuant to this Section 5(b) unless at the time of such proposed conversion the Corporation shall have on file with the Securities and Exchange Commission an effective registration statement with respect to the shares of Common Stock issued or issuable to the holders on conversion of the Series A Preferred Stock then issued or issuable to such holders and such shares of Common Stock are eligible for trading on NASDAQ (or approved by and listed on a stock exchange approved by the holders of 66 2/3% of the then outstanding shares of Series A Preferred Stock).

                           (c) MECHANICS OF CONVERSION. In order to convert
Series A Preferred Stock into full shares of Common Stock if (i) such conversion is pursuant to Section 5(a), the holder shall (A) fax a copy of a fully executed notice of conversion ("NOTICE OF CONVERSION") to the Corporation at the office of the Corporation or to the Corporation's designated transfer agent (the "TRANSFER AGENT") for the Series A Preferred Stock stating that the holder elects to convert, which notice shall specify the date of conversion, the number of shares of Series A Preferred Stock to be converted, the Conversion Price (together with a copy of the front page of each certificate to be converted) and
(B) surrender to a common courier for either overnight or two (2) day delivery to the office of the Corporation or its transfer agent, the original certificates representing the Series A Preferred Stock (the "PREFERRED STOCK CERTIFICATES") being converted, duly endorsed for transfer, and (ii) such conversion is pursuant to Section 5(b), the Corporation shall fax a copy of a Notice of Conversion to the holders of Series A Preferred Stock stating that the shares of Series A Preferred Stock shall be converted into Common Stock, which notice shall describe the Transaction and the calculation of the Internal Rate of Return and specify the date of such conversion, the number of shares of Series A Preferred Stock that are being converted, the Conversion Price and a calculation of the number of shares of Common Stock issuable upon such conversion (together with a copy of the front page of each certificate to be converted); PROVIDED, HOWEVER, that the Corporation's failure to deliver a Notice of Conversion to each holder shall not affect the conversion of such shares of Series A Preferred Stock on the date of the closing of the Transaction and the cancellation of the certificates representing such shares of Series A Preferred Stock. In the event of a conversion pursuant to Section 5(b), the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent and the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the Preferred Stock Certificates are delivered to the Corporation or the Transfer Agent as provided above, or the holder notifies the Corporation or its Transfer Agent that such certificates have been lost, stolen or destroyed (subject to the requirements of Section 5(c)(i) below).

                                    (i) LOST OR STOLEN CERTIFICATES. Upon
receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of Series A Preferred Stock, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Preferred Stock Certificates, if mutilated, the Corporation shall execute and deliver new Preferred Stock Certificates of like tenor and date; provided that the Corporation shall pay all costs of delivery (including insurance against loss and theft until delivered in an amount satisfactory to the holders of Series A Preferred Stock). However, the Corporation shall not be obligated to reissue such lost or stolen Preferred Stock Certificates if the holder contemporaneously requests the Corporation to convert such Series A Preferred Stock into Common Stock or if such shares of Series A Preferred Stock have been otherwise converted into Common Stock.

                                    (ii) DELIVERY OF COMMON STOCK UPON
CONVERSION. The Corporation no later than 6:00 p.m. (Pacific time) on the third
(3rd) business day after receipt by the Corporation or its transfer agent of all necessary documentation duly executed and in proper form required for conversion, including the original Preferred Stock Certificates to be converted (or after provision for security or indemnification in the case of lost, stolen or destroyed certificates, if required), shall issue and surrender to a common courier for either overnight or (if delivery is outside the United States) two
(2) day delivery to the holder as shown on the stock records of the Corporation a certificate for the number of shares of Common Stock to which the holder shall be entitled as aforesaid.

                                    (iii) DATE OF CONVERSION. The date on which
a voluntary conversion pursuant to Section 5(a) occurs (the "DATE OF VOLUNTARY CONVERSION") shall be deemed to be the date the applicable Notice of Conversion is faxed to the Corporation or the Transfer Agent, as the case may be, provided that the copy of the Notice of Conversion is faxed to the Corporation on or prior to 6:00 p.m. (Pacific time) on the Date of Conversion. A forced conversion pursuant to Section 5(b) shall occur on the date on which such forced conversion is deemed to occur pursuant to Section 5(b) (the "DATE OF FORCED CONVERSION", and together with the Date of Voluntary Conversion, the "DATE OF CONVERSION"). The original Preferred Stock Certificates representing the shares of Series A Preferred Stock to be converted shall be surrendered by depositing such certificates with a common courier for either overnight or two (2) day delivery, as soon as practicable following the Date of Voluntary Conversion or as soon as practicable following the date such holder receives notice of the Date of Forced Conversion. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Date of Conversion.

                                    (iv) NO FRACTIONAL SHARES ON CONVERSION. No
fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall (after aggregating all shares into which shares of Series A Preferred held by each holder could be converted) pay cash equal to such fraction multiplied by the market price per share of Common Stock (as determined in a reasonable manner by the Board) at the close of business on the Date of Conversion.

                           (d) ADJUSTMENT OF CONVERSION PRICE.

                                    (i) ADJUSTMENTS OF CONVERSION PRICE UPON
ISSUANCE OF COMMON STOCK. If at any time after the first filing of this Certificate of Designations, the Corporation shall issue or sell, or is, in accordance with Section 5(d)(i)(A) through (G) below, deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale or deemed issue or sale, then, forthwith upon such issue or sale or deemed issue or sale, the Conversion Price shall be reduced to the price determined by dividing (x) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price and (b) the consideration, if any, received by the Corporation upon such issue or sale, by (y) the total number of shares of Common Stock outstanding immediately after such issue or sale. For purposes of determining the number of shares of Common Stock outstanding as provided in clauses (x) and (y) above, the number of shares of Common Stock issuable upon conversion of all outstanding shares of Series A Preferred Stock, exercise of all outstanding Options (as defined below) and conversion of all outstanding Convertible Securities (as defined below) shall be deemed to be outstanding.

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                  For purposes of this Section 5(d)(i), the following
subparagraphs (A) to (G) of this Section 5(d)i) shall also be applicable:

                           (A) ISSUANCE OF RIGHTS OR OPTIONS. In case at any
time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "OPTIONS" and such convertible or exchangeable stock or securities being called "CONVERTIBLE SECURITIES") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof (in all cases excluding the effect of a net issue election), by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding. Except as otherwise provided in Section 5(d)(i)(C), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                           (B) ISSUANCE OF CONVERTIBLE SECURITIES. In case the
Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding; PROVIDED that (a) except as otherwise provided in Section 5(d)(i)(C), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible

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Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this Section 5(d)(i), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                           (C) CHANGE IN OPTION PRICE OR CONVERSION RATE. Upon
the happening of any of the following events, namely, if (1) the purchase price or exercise price provided for in any Option referred to in Section 5(d)(i)(A),
(2) the number of shares into which the Option is exercisable, (3) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section 5(d)(i)(A) or (B), or (4) the rate at which Convertible Securities referred to in Section 5(d)(i)(A) or (B) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

                           (D) STOCK DIVIDENDS. In case the Corporation shall
declare a dividend or make any other distribution upon any stock of the Corporation (other than Common Stock or Series A Preferred Stock) payable in Common Stock, then any Common Stock issuable in payment of such dividend or distribution shall be deemed to have been issued or sold for $.001 per share, unless the holders of at least 66 2/3% of the then outstanding Series A Preferred Stock shall have consented to such dividend or distribution.

                           (E) CONSIDERATION FOR STOCK. In case any shares of
Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board.

                           (F) RECORD DATE. In case the Corporation shall take a
record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                           (G) TREASURY SHARES. The number of shares of Common
Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this Section 5(d)(i).

                                    (ii) CERTAIN ISSUES OF COMMON STOCK
EXCEPTED. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of the issuance or sale from and after the date of filing of this Certificate of Designations of Anti-Dilution Excluded Securities (as defined below).

                                    (iii) ADJUSTMENTS FOR SUBDIVISIONS, COMMON
STOCK DIVIDENDS, COMBINATIONS OR CONSOLIDATIONS OF COMMON STOCK. If the outstanding shares of Common Stock shall be subdivided or increased, by stock split, stock dividend or otherwise, into a greater number of shares of Common Stock, the Conversion Price shall concurrently with the effectiveness of such subdivision or payment of such stock dividend, be proportionately decreased. If the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                                    (iv) ADJUSTMENTS FOR RECLASSIFICATION,
EXCHANGE AND SUBSTITUTION. If the Common Stock issuable upon conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Price shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series A Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred Stock immediately before that change.

                                    (v) ADJUSTMENTS FOR MERGER, SALE, LEASE OR
CONVEYANCE. In case of any share exchange, reorganization, consolidation with or merger of the Corporation with or into another corporation, or in case of any sale, lease, conveyance or disposition to another Corporation of the assets of the Corporation as an entirety or substantially as an entirety, which is not treated as a liquidation, dissolution or winding up pursuant to Section 4(d) above, the Series A Preferred Stock shall after the date of such share exchange, reorganization, consolidation, merger, sale, lease, conveyance or disposition be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease, conveyance or disposition) upon conversion of the Series A Preferred Stock would have been entitled upon such share exchange, reorganization, consolidation, merger, sale, lease, conveyance or disposition; and in any such case, if necessary, the provisions set forth herein


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

with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Series A Preferred Stock.

                                    (vi) FRACTIONAL SHARES. If any adjustment
under this Section 5(d) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be rounded to the nearest whole number of shares with one-half share being rounded up.

                                    (vii) NOTICE OF ADJUSTMENT. Concurrent with
any adjustment pursuant to this Section 5(d), the Corporation shall provide prompt notice to the holders of Series A Preferred Stock notifying such holders of any such adjustment.

                  Section 6. VOTING RIGHTS. Except to the extent otherwise expressly provided by law and in Section 7, the Series A Preferred Stock shall vote together with all other classes and series of voting stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Series A Preferred Stock shall entitle the holder thereof to the number of votes equal to the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible (determined without regard to Section 5(c)(iv)) on all matters to be voted on by the stockholders of the Corporation.

                  Section 7. PROTECTIVE PROVISIONS. The Corporation shall not, without first obtaining the written consent of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock voting as a separate class:

                                    (i) increase or decrease the total number of
authorized shares of Series A Preferred Stock or the authorized shares of Common Stock reserved for issuance upon conversion of the Series A Preferred Stock (except as otherwise required by the Charter or this Certificate of Designations);

                                    (ii) increase or decrease the number of
authorized shares of Preferred Stock or Common Stock (except as otherwise required by the Charter or this Certificate of Designations);

                                    (iii) alter, amend, repeal, substitute or
waive any provision of the Charter or the Corporation's bylaws, so as to affect adversely the voting powers, preferences or other rights, including, without limitation, the liquidation preferences, dividend rights, conversion rights, redemption rights or any reduction in the stated value of the Series A Preferred Stock, whether by merger, consolidation or otherwise;

                                    (iv) authorize, create, issue or sell any
Senior Securities or any Parity Securities or securities that are convertible into Senior Securities or Parity Securities with respect to voting, dividend, liquidation or redemption rights, including subordinated debt;

                                    (v) authorize, create, issue or sell any
Junior Securities other than Common Stock or securities that are convertible into Junior Securities other than Common Stock with respect to voting, dividend, liquidation or redemption rights, including subordinated debt;

                                    (vi) authorize, create, issue or sell any
Series A Preferred Stock other than the Series A Preferred Stock authorized, created, issued and sold pursuant to the Purchase Agreement and Series A Preferred Stock issued in accordance with Section 3(a) and Series A Preferred Stock issued in replacement or exchange therefore;

                                    (vii) engage in a Transaction which would
result in an Internal Rate of Return to holders of Series A Preferred Stock of less than 25.00%;

                                    (viii) declare or pay any dividends or
distributions on the capital stock of the Corporation in a cumulative amount in excess of the dividends and distributions paid on the Series A Preferred Stock in accordance with this Certificate of Designations;

                                    (ix) authorize or effect the voluntary
liquidation, dissolution, recapitalization, reorganization or winding up of the business of the Corporation;

                                    (x) purchase, redeem or otherwise acquire
any capital stock of the Corporation other than Series A Preferred Stock, or any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, capital stock of the Corporation or securities convertible into or exchangeable for capital stock of the Corporation;

                                    (xi) change the number of members of the
Board to be more than nine members or less than seven members;

                                    (xii) effect any material change in the
industry focus of the Corporation and its subsidiaries, considered on a consolidated basis;

                                    (xiii) authorize or engage in, or permit any
subsidiary of the Corporation to authorize or engage in, any transaction or series of transactions with a current or former officer, director or member of the Corporation or any of its subsidiaries with value in excess of $100,000, excluding compensation or the grant of Options approved by the Board; or

                                    (xiv) authorize or engage in, or permit any
subsidiary of the Corporation to authorize or engage in, any transaction with any entity or person that is affiliated with any current or former director, officer or member of the Corporation or any of its subsidiaries, excluding any director nominated by the initial holder of the Series A Preferred Stock in accordance with the Registration Rights Agreement.

                  Section 8. STATUS OF CONVERTED STOCK. In the event any shares of Series A Preferred Stock shall be converted pursuant to Section 5 hereof, the shares so converted shall be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated series, and shall not be issuable by the Corporation as Series A Preferred Stock.

                  Section 9. PREEMPTIVE RIGHTS. (a) The Corporation shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, (i) any shares of the capital stock of the Corporation, (ii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any capital stock of the Corporation, or (iii) any securities convertible into capital stock of the Corporation (collectively, the "Offered Securities"), unless in each such case the Corporation shall have first complied with this Section 9. The Corporation shall deliver to each holder of the Series A Preferred Stock a written notice of any proposed or intended issuance, sale or exchange of Offered Securities (the "Offer"), which Offer shall (i) identify and describe the Offered Securities, (ii) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged,
(iii) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged, and (iv) offer to issue and sell to or exchange with such holder of the Series A Preferred Stock (A) a pro rata portion of the Offered Securities determined by dividing
(x) the aggregate number of shares of Common Stock then held by such holder of the Series A Preferred Stock (giving effect to the conversion of all shares of convertible preferred stock then held by such holder) by (y) the total number of shares of Common Stock then held by all holders of the Series A Preferred Stock (giving effect to the conversion of all outstanding shares of convertible preferred stock then held by such holders) (such pro rata portion of the Offered Securities, the "Basic Amount"), and (B) any additional portion of the Offered Securities attributable to the Basic Amounts of other holders of the Series A Preferred Stock as such holder shall indicate it will purchase or acquire should the other holders subscribe for less than their Basic Amounts (the "Undersubscription Amount"). In the case of a public offering of Common Stock of the Corporation for a purchase price of at least $12.00 and a total gross offering price of at least $50,000,000.00, the rights of the holders of the Series A Preferred Stock shall be limited to 50% of the Offered Securities.

                           (b) To accept an Offer, in whole or in part, a holder
of the Series A Preferred Stock must deliver a written notice to the Corporation prior to the end of the 30-day period of the Offer, setting forth the portion of the holder's Basic Amount that such holder elects to purchase and, if such holder shall elect to purchase all of its Basic Amount, the Undersubscription Amount (if any) that such holder elects to purchase (the "Notice of Acceptance"). If the Basic Amounts subscribed for by all holders of the Series A Preferred Stock are less than the total of all of the Basic Amounts available for purchase, then each holder who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceeds the difference between the total of all of the Basic Amounts available for purchase and the Basic Amounts subscribed for (the "Available Undersubscription Amount") each holder of Series A Preferred Stock who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amounts subscribed for by such holder bears to the total Undersubscription Amounts subscribed for by all holders of the Series A Preferred Stock, subject to rounding by the Board to the extent it deems reasonably necessary.

                           (c) The Corporation shall have 90 days from the
expiration of the period set forth in Section 9(b) to issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the holders of the Series A Preferred Stock (the "Refused Securities"), but only to the offerees or purchasers described in the Offer (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) which are not more favorable, in the aggregate, to the acquiring person or persons or less favorable to the Corporation than those set forth in the Offer.

                           (d) In the event the Corporation shall propose to
sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 9(c)), then each holder of the Series A Preferred Stock may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the holder of the Series a Preferred Stock elected to purchase pursuant to Section 9(b) multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Corporation actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Purchasers pursuant to Section 9(b) prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any holder of the Series A Preferred Stock so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Corporation may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Purchasers in accordance with Section 9(a).

                           (e) Upon the closing of the issuance, sale or
exchange of all or less than all of the Refused Securities, the holders of the Series A Preferred Stock shall acquire from the Corporation, and the Corporation shall issue to the holders of the Series A Preferred Stock, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 9(d) if the holders have so elected, upon the terms and conditions specified in the Offer. The purchase by the holders of the Series A Preferred Stock of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Corporation and the holders of a purchase agreement relating to such Offered Securities satisfactory in form and substance to the holders of the Series A Preferred Stock and their respective counsel.

                           (f) Any Offered Securities not acquired by the
holders of the Series A Preferred Stock or other persons in accordance with
Section 9(c) may not be issued, sold or exchanged until they are again offered to the holders of the Series A Preferred Stock under the procedures specified in this Section 9.

                           (g) The rights of the holders of the Series A
Preferred Stock under this Section 9 shall not apply to Preemptive Rights Excluded Securities.

                           (h) The failure of any holder of Series A Preferred
Stock to exercise its rights under this Section 9 shall not be deemed to be a waiver of its rights hereunder in connection with any subsequent issuance, sale or exchange, agreement to issue, sell or exchange, or reservation or setting aside for issuance, sale or exchange of Offered Securities.

                  Section 10. RESERVATION OF STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of shares of Series A Preferred Stock issued or issuable to the holders, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of Series A Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number as shall be sufficient for such purposes, including, without limitation, using best efforts to obtain stockholder approval of any necessary amendment to the Charter.

                  Section 11. REDEMPTION RIGHTS. The holders of the Series A Preferred Stock shall have redemption rights as follows:

                           (a) Upon the occurrence of a Redemption Event, the
Series A Preferred Stock shall be subject to redemption, at the option of the holders of 66 2/3% of the then outstanding shares of Series A Preferred Stock, on the date specified by the holders of Series A Preferred Stock exercising such option (the "SERIES A REDEMPTION DATE"). The number of shares of the Series A Preferred Stock to be so redeemed shall be obtained by multiplying the number of shares of Series A Preferred Stock then outstanding by a fraction, the numerator of which is the Restricted Cash Amount and the denominator of which is $80,000,000.00. The redemption price for shares of Series A Preferred Stock subject to such redemption shall be equal to the Series A Issue Price (as adjusted for any stock splits, combinations, recapitalizations involving a change with respect to the Series A Preferred Stock) per share plus any accrued but unpaid dividends plus an amount sufficient to yield an Internal Rate of Return of 5.00%, payable in immediately available funds. If less than all of the shares of the outstanding Series A Preferred Stock are to be redeemed pursuant to this Section 11(a), such shares shall be redeemed pro rata from the holders thereof in proportion to the number of shares held by such holders (with adjustments to avoid redemption of fractional shares).

                           (b) The funds legally available to the Corporation
for the payment of the redemption price of any Junior Securities shall be used first to pay the redemption price of Series A Preferred Stock on the dates established for redemption pursuant to Section 11(a) and no such funds shall be used (or will be required to be used) to pay the redemption price of any Junior Securities unless the Corporation has paid, or reserved funds sufficient to pay, the entire redemption price of Series A Preferred Stock. If the funds legally available to the Corporation for the payment of the redemption price of the Series A Preferred Stock are not sufficient to redeem all of the shares of the Series A Preferred Stock required to be redeemed on any date, such funds shall be used to redeem the number of shares of Series A Preferred Stock which may be redeemed from such amount on a pro rata basis. If additional funds become available for the redemption of additional shares of Series A Preferred Stock required to be so redeemed, the Corporation shall immediately use such funds to redeem shares of Series A Preferred Stock until such time as all of the shares of Series A Preferred Stock required to be redeemed pursuant to this Section 11 have been redeemed.

                           (c) If, on the dates established for redemption
pursuant to Section 11(a), all of the shares of Series A Preferred Stock to be redeemed on each such date are not redeemed in full, all rights in respect of such shares of Series A Preferred Stock that have not been redeemed, including the right to receive the applicable redemption price, plus accrued and unpaid dividends, shall continue to be outstanding as evidenced by the certificates representing such shares. The exercise by the holders of the option to redeem any shares of Series A Preferred Stock which were not redeemed on the dates established for redemption pursuant to Section 11(a), may be rescinded by such holders at any time following the date established for such redemption by written notice to the Corporation. All shares of Series A Preferred Stock


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

redeemed pursuant to Section 11(a) shall be retired and shall be restored to the status of authorized and unissued shares of Preferred Stock, without designation as to series or class and may thereafter be reissued, subject to compliance with the terms hereof, as shares of any series of Preferred Stock other than shares of Series A Preferred Stock.

                           (d) (i) If the Corporation is unable to make any such
payment of the redemption price after redemption was required to be paid pursuant to Section 11(a) a default in the payment of the redemption price for the purpose of this section shall be deemed to have occurred, and having so occurred, such default shall be deemed to exist thereafter until, but only until, all amounts payable pursuant to this section have been paid. If and whenever a default in the payment of the redemption price shall occur, and in addition to any other remedies available at law, a special meeting of shareholders of the Corporation shall be held for the purpose of electing directors upon the written request of the holders of at least 10% of the total number of shares of Series A Preferred Stock then outstanding. Such meeting shall be called by the secretary of the Corporation upon such written request and shall be held at the earliest practicable date upon like notice as that required for the annual meeting of shareholders of the Corporation and at the place for the holding of such annual meeting. If notice of such special meeting shall not be mailed by the secretary within thirty days after personal service of such written request upon the secretary of the Corporation or within thirty days of mailing the same in the United States of America by registered mail addressed to the secretary at the principal office of the Corporation, then the holders of at least 10% of the total number of shares of Series A Preferred Stock then outstanding may designate in writing one of their number to call such meeting and the person so designated may call such meeting upon like notice as that required for the annual meeting of shareholders and to be held at the place for the holding of such annual meeting. Any holder of Series A Preferred Stock so designated shall have access to the stock books of the Corporation for the purpose of causing a meeting of shareholders to be called pursuant to the foregoing provisions of this subdivision.

                                    (ii) At any such special meeting, or at the
next annual meeting of shareholders of the Corporation for the election of directors and at each other meeting, annual or special, for the election of directors held thereafter (unless at the time of any such meeting such default in the payment of the redemption price shall no longer exist), the holders of the outstanding shares of Series A Preferred Stock, voting separately as a class, shall have the right to elect the smallest number of directors which shall constitute at least a majority of the total number of directors of the Corporation, or two directors, whichever shall be greater, and the holders of the outstanding shares of Common Stock, voting as a class, shall have the right to elect all other members of the Board, anything herein or in the bylaws of the Corporation to the contrary notwithstanding. The terms of office, as directors, of all persons who may be directors of the Corporation at any time when such special right to elect directors shall become vested in the holders of the Series A Preferred Stock shall terminate upon the election of any new directors to succeed them as aforesaid.

                                    (iii) At any meeting, annual or special, of
the Corporation, at which the holders of Series A Preferred Stock shall have the special right to elect directors as aforesaid, the presence in person or by proxy of the holders of a majority of the total number of shares of Series A Preferred Stock then outstanding shall be required to constitute a quorum of such class for the election of directors, and the presence in person or by proxy of the holders of a majority of the total number of shares of Common Stock then outstanding shall be required to constitute a quorum of such class for the election of directors; provided, however, that the absence of a quorum of the holders of shares of any such class shall not prevent the election at any such meeting or adjournment thereof of directors by the other class, if necessary quorum of the holders of such other class shall be present at such meeting or any adjournment thereof; and provided further, that in the absence of a quorum of holders of shares of any class, a majority of the holders of the shares of such class who are present in person or by proxy shall have power to adjourn the election of the directors to be elected by such class from time to time, without notice other than announcement at the meeting, until the requisite quorum of holders of such class shall be present in person or by proxy, but no such adjournment shall be made to a date beyond the date for the mailing of the notice of the next annual meeting of shareholders of the Corporation or special meeting in lieu thereof.

                                    (iv) So long as a default in the payment of
the redemption price shall exist, any vacancy in the office of a director elected by the holders of the Series A Preferred Stock may be filled at any meeting of shareholders, annual or special, for the election of directors held thereafter, and a special meeting of shareholders, or of the holders of shares of the Series A Preferred Stock, may be called for the purpose of filling any such vacancy. So long as a default in the payment of the redemption price shall exist, any vacancy in the office of a director elected by the holders of the Common Stock may be filled by majority vote of the remaining directors elected by the holders of the Common Stock.

                                    (v) If and when the default in the payment
of the redemption price which permitted the election of directors by the holders of the Series A Preferred Stock shall cease to exist, the holders of the Series A Preferred Stock shall be divested of any special right with respect to the election of directors, and the voting power of the holders of the Series A Preferred Stock and of the holders of the Common Stock shall revert to the status existing before the first dividend payment date on which dividends on the Series A Preferred Stock were not pain in full, subject to revesting in the event of each and every subsequent like default in preferred dividends. Upon the termination of any such special right, the terms of office of all persons who may have been elected directors by vote of the holders of the Series A Preferred Stock pursuant to such special right shall forthwith terminate, and the resulting vacancies shall be filled by the majority of the remaining directors.

                  Section 12. DEFINITIONS. As used in this Certificate, the following capitalized terms have the following meanings.

                  "ANTI-DILUTION EXCLUDED SECURITIES" mean any of the following securities: (1) securities issued to employees, officers or directors of the Corporation or options to purchase Common Stock granted by the Corporation to employees, officers or directors of the Corporation pursuant to any option plan, agreement or other arrangement duly adopted by the Corporation and the grant of which is approved by the compensation committee of the Board; (2) the Series A Preferred Stock and any Common Stock issued upon conversion of the Series A Preferred Stock; (3) for the avoidance of doubt, securities issued on the conversion of any Convertible Securities or the exercise of any Options, in each case, outstanding on the date of the first filing of this Certificate of Designations; and (4) for the avoidance of doubt, securities issued in connection with a stock split, stock dividend, combination, reorganization, recapitalization or other similar event for which adjustment is made in accordance with Section 5(d)(iii) or (iv).

                  "DEPOSIT AGREEMENT" means that certain Deposit Agreement, dated on or about the date hereof, between the Corporation and a bank or trust company, entered into pursuant to the Purchase Agreement.

                  "INTERNAL RATE OF RETURN" means the discount rate that makes the net present value of all cash payments equal zero. In determining the Internal Rate of Return, the initial investment of the holders of the Series A Preferred Stock shall include all transaction costs and expenses incurred by the initial holder of the Series A Preferred Stock in connection with the transactions contemplated by the Purchase Agreement and all additional costs and expenses of the holders of Series A Preferred Stock in respect of the investment incurred through the date of the determination shall be treated as cash expenditures when made. For purposes of determining the Internal Rate of Return, any dividends, distributions or payments other than in cash shall be deemed to have no value. In determining the Internal Rate of Return in respect of a Transaction, the final payment for purposes of such determination shall be the cash, if any, distributable or payable to holders of the Series A Preferred Stock upon the closing of the Transaction assuming that the holders had converted all of the outstanding Series A Preferred Stock to Common Stock immediately prior to the closing of the Transaction.

                  "PURCHASE AGREEMENT" means that certain Purchase Agreement, dated November 14, 2005, between the Corporation and Cascade Investment, L.L.C.

                  "PREEMPTIVE RIGHTS EXCLUDED SECURITIES" mean any of the following securities: (1) securities issued to employees, officers or directors of the Corporation or options to purchase Common Stock granted by the Corporation to employees, officers or directors of the Corporation pursuant to any option plan, agreement or other arrangement duly adopted by the Corporation and the grant of which is approved by the compensation committee of the Board;
(2) the Series A Preferred Stock and any Common Stock issued on conversion of the Series A Preferred Stock; (3) for the avoidance of doubt, securities issued on the conversion of any Convertible Securities or the exercise of any Options, in each case, outstanding on the date of the first filing of this Certificate of Designations; (4) for the avoidance of doubt, securities issued in connection with a stock split, stock dividend, combination, reorganization, recapitalization or other similar event for which adjustment is made in accordance with Section 5(d)(iii), (iv) or (v); and (5) the issuance of securities of the Corporation issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination by the Corporation approved by the Board.

                  "REDEMPTION EVENT" means (i) the Corporation withdraws or utilizes funds from the Restricted Cash Account in violation of the terms of the Deposit Agreement, (ii) the Corporation publicly disclosed an intent not to build or acquire additional ethanol production facilities for an indefinite period or for a period of at least two years from the time of the announcement,
(iii) fails to withdraw funds from the Restricted Cash Account for a period of two years, or (iv) amounts remain in the Restricted Cash Account after December 31, 2009.

                  "REGISTRATION RIGHTS AGREEMENT" means that certain Registration Rights and Stockholder's Agreement, dated on or about the date hereof, between the Corporation and Cascade Investment, L.L.C.

                  "RESTRICTED CASH ACCOUNT" means the account established and maintained pursuant to the Deposit Agreement.

                  "RESTRICTED CASH AMOUNT" means the total amount of money in the Restricted Cash Account on the Series A Redemption Date prior to any disbursement thereof on such date and after giving effect to the sale or other liquidation of all investments held in such account together with, if the Corporation shall have withdrawn or utilized moneys from the Restricted Cash Account in violation of the terms of the Deposit Agreement, the amount of any moneys so withdrawn or utilized.


                          SIGNATURE ON FOLLOWING PAGE.

                  IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed on its behalf by its __________________ this ____ day of _________, 200_.

                                           PACIFIC ETHANOL, INC.


                                           By:  ________________________________
                                                Name:   ________________________
                                                Title:  ________________________


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